SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report: December 3, 1998
---------------------------------
(Date of earliest event reported)


                         NationsLink Funding Corporation
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             (Exact name of registrant as specified in its charter)


   Delaware                      333-57473                       56-1950039
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(State or Other                 (Commission                   (I.R.S. Employer
Jurisdiction of                 File Number)                 Identification No.)
Incorporation)


NationsBank Corporate Center, 100 North Tryon Street, Charlotte, NC     28255
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             (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (704) 386-2400

Item 5.  Other Events.

     Attached as Exhibit 4 is the Pooling and Servicing Agreement (as defined below) for the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-2 (the "Certificates"). On November 19, 1998, NationsLink Funding Corporation (the "Company") caused the issuance, pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of November 1, 1998 (the "Pooling and Servicing Agreement"), by and among the Company, as depositor, NationsBank, N.A., as mortgage loan seller, Bank of America NT&SA, as an additional warranting party, Midland Loan Services, Inc., as master servicer, Lennar Partners, Inc., as special servicer, and Norwest Bank Minnesota, National Association, as trustee and REMIC Administrator, of the Class A-1, Class A-2, Class X, Class B, Class C, Class D and Class E Certificates (the "Publicly Offered Certificates"), with an aggregate principal balance as of November 1, 1998 of $1,399,564,622. The Publicly Offered Certificates were sold to NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery") pursuant to an Underwriting Agreement, dated November 5, 1998, by and between NationsBanc Montgomery, as underwriter, and the Company.

     Attached as Exhibit 8 is the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Company, regarding tax matters (the "Tax Matters Opinion"), provided in connection with the issuance of the Publicly Offered Certificates.

     Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit 4     Pooling and Servicing Agreement

Exhibit 8     Tax Matters Opinion

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                       NATIONSLINK FUNDING CORPORATION


                                       By:  /s/ James E. Naumann
                                            -------------------------------
                                            Name:   James E. Naumann
                                            Title:  Senior Vice President

Date:  December 3, 1998

                                  Exhibit Index

Item 601(a) of Regulation
     S-K Exhibit No.                       Description
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            4                    Pooling and Servicing Agreement

            8                    Tax Matters Opinion